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                                                                   EXHIBIT 10.30

                             FOURTH AMENDMENT TO THE
                             UCAR INTERNATIONAL INC.
                          COMPENSATION DEFERRAL PROGRAM
                          -----------------------------


     The UCAR International Inc. Compensation Deferral Program (the "Plan") is hereby amended as follows:

     1. Section 2.24 of the Plan is hereby amended in its entirety to read as follows:

               "2.24 "Retirement" shall mean (a) with respect to any Participant, the Participant's termination of employment with the Corporation when eligible to receive an immediate pension benefit under the Retirement Program and (b) for those Participants who are not participating in the Retirement Program, the date on which such Participant (i) has attained age 50 with at least 10 years of service with the Corporation and (ii) actually retires from employment with the Corporation or a participating subsidiary."

     2. Subsection (d) of Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

               "(d) Notwithstanding any provision in this Program to the contrary, a Participant may, on the applicable Date of Deferral or at any time thereafter prior to a Change of Control, elect to receive payment of his or her entire account balance under this Program at such time as the Board of Directors of the Corporation determines that a Change of Control has occurred. Moreover, a Participant may elect to change his election to receive (or not to receive) payment of his or her entire account balance under this Program upon the occurrence of a Change of Control at any time prior to the date that the Board of Directors of the Corporation determines that a Change of Control has occurred. Any payments made under this subsection (d) shall be made in a lump sum within 45 days after the Change of Control as occurred."

     3. The provisions of this Fourth Amendment shall be effective as of January 1, 1997.

     As hereby amended, the UCAR International Inc. Compensation Deferral Program shall continue in full force and effect.

                                                UCAR INTERNATIONAL INC.



                                                By: /s/ Fred C. Wolf
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